DEED OF TRUST, ASSIGNMENT OF RENTS,

AND SECURITY AGREEMENT - CALIFORNIA



	THIS DEED OF TRUST, ASSIGNMENT OF RENTS AND SECURITY AGREEMENT
- CALIFORNIA (this "Deed of Trust") is entered into as of August
4, 1995, by and among CPR Properties, Inc., a California corporation, with its principal place of business at 2696 South
Maple Street, Fresno, California 93725 (the "Trustor"), Chicago
Title Insurance Company, a _____________ corporation, with an office at 2425 West Shaw, Fresno, California 93711 (the
"Trustee"), LaSalle National Bank, a national banking association ("LaSalle"), NBD Bank, ("NBD"), Harris Trust and
Savings Bank, an Illinois banking corporation ("Harris")
[LaSalle, NBD and Harris together with their respective successors and permitted assigns, are collectively the "Banks"], and LaSalle in its capacity as both Agent and Collateral Agent for the Banks (the Banks and LaSalle, in its capacity as both
Agent and Collateral Agent for the Banks are each a "Beneficiary" and collectively the "Beneficiaries").



R E C I T A L S:



	WHEREAS, the Banks have provided certain extensions of credit, loans and other financial accommodations to Champion Parts, Inc.
("Champion"), pursuant to (a) that certain Amended and Restated
Credit Agreement dated as of March 31, 1993, by and between Champion and the Beneficiaries, as amended from time to time
(collectively the "Credit Agreement"), (b) (i) that certain
Reimbursement Agreement dated as of December 1, 1991, by and between Champion and NBD (the "IRB Agreement"), and (ii) that certain Standby Letter of Credit Application and Reimbursement and Security Agreement dated December 30, 1991, by and between Champion and NBD (the "Workmen's Compensation Agreement"), and
(c) any and all other agreements, documents and instruments executed and delivered by Champion to any or all of the Banks, the Agent or the Collateral Agent (collectively the "Champion
Other Agreements") [the Champion Other Agreements, together with the Credit Agreement, the IRB Agreement and the Workmen's
Compensation Agreement are collectively the "Champion Loan
Documents");



	WHEREAS, Champion has requested, among other things, that the Banks provide an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the "Termination
Date" (as defined in the Credit Agreement) through January 8,
1996, and amend certain other provisions contained in the Credit
Agreement;



_________________________________________________________________
_____________THIS INSTRUMENT PREPARED BY AND AFTER RECORDING
SHOULD BE RETURNED TO:

					Fagel & Haber

					140 South Dearborn Street

					Suite 1400

					Chicago, Illinois  60603

					Attn.:  Victor A. Des Laurier, Esq.



Common Address:                 2696 South Maple Street

					Fresno, California 93725

	WHEREAS, the Banks are willing to provide an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extend the Termination Date through January 8, 1996, and amend certain other provisions contained in the Credit Agreement, but solely on the terms and subject to the conditions set forth in that certain Third Amendment to Amended and Restated Credit Agreement of even date herewith by and between Champion and the Beneficiaries (the "Third Amendment to Amended and Restated Credit Agreement") and this Deed of Trust; and



	WHEREAS, the Trustor acknowledges and agrees that (i) Champion owns all of the issued and outstanding shares of stock of the Trustor, (ii) the "Mortgaged Property" (hereinafter defined) is the sole asset of the Trustor and the continued viability of Champion financially benefits the Trustor and results in the continued viability of the Trustor, (iii) the Trustor is, thus, benefitted by the Banks providing an additional extension of credit in the amount of Two Million and no/100 Dollars
($2,000,000.00) by increasing availability under the borrowing base, extending the Termination Date through January 8, 1996, and amending certain other provisions contained in the Credit Agreement; (iv) the Trustor's execution and delivery of this Deed of Trust is a material inducement to the Banks providing an additional extension of credit in the amount of Two Million and no/100 Dollars ($2,000,000.00) by increasing availability under the borrowing base, extending the Termination Date through January 8, 1996, and amending certain other provisions contained in the Credit Agreement, and (v) without this Deed of Trust, the Beneficiaries would not provide an additional extension of credit in the amount of Two Million and no/100 Dollars
($2,000,000.00) by increasing availability under the borrowing base, extend the Termination Date through January 8, 1996, and amend certain other provisions contained in the Credit Agreement.



	NOW, THEREFORE, in consideration of the foregoing, the mutual promises and understandings of the parties hereto set forth herein, and other good and valuable consideration, the receipt and sufficiency of such consideration is hereby acknowledged, the Trustor hereby covenants unto and agrees with the Trustee and the Beneficiaries as set forth in this Deed of Trust.



1.  DEFINITIONS AND TERMS



	1.1 The following words, terms or phrases shall have the meanings set forth below:



		(A) "Charges": shall mean all national, federal, state, county, city, municipal or other governmental (including, without limitation, any instrumentality, division, agency, body or department thereof) taxes, levies, assessments, charges, water charges, sewer service charges, liens, claims or encumbrances upon or relating to the Mortgaged Property, the "Liabilities" (hereinafter defined) or the "Obligations"
(hereinafter defined).



		(B) "Documents": shall mean any mortgage, deed of trust or similar instrument, assignment of leases, assignment of rents, promissory note, security agreement, guaranty, financing statement, assignment of insurance, loss payable clause, mortgage title insurance policy, letter of opinion, waiver letter, estoppel letter, consent letter, non-offset letter, insurance certificate, appraisal, survey and any other similar such agreements, instruments or documents.



		(C) "Encumbrances": shall mean all liens, security interests, liabilities, claims, debts, exceptions, easements, restrictions, Charges and any other types of encumbrances.



		(D) "Environmental Laws": shall mean all federal, state and local environmental, health or safety statutes, laws or regulations now or hereafter enacted, including, but not limited to, (i) the California Environmental Quality Act, California
Public Resources Code e 21000 et seq., (ii) the California Safe
Drinking Water and Toxic Enforcement Act, (Proposition 65)
California Health and Safety Code e 25249.5-25249.12, (iii) the
California Clean Air Act, California Health and Safety Code e
39000 et seq., (iv) the Porter-Cologne Water Quality Control
Act, California Water Code e 13000 et seq., (v) the California
Endangered Species Act, California Fish and Game Code e 2050 et seq., (vi) the California Hazardous Waste Control Laws,
California Health and Safety Code e 25100 et seq., (vii) the
California Hazardous Substance Act, California Health and Safety
Code e 28740 et seq., (viii) the Resource Conservation and Recovery Act, as amended ("RCRA"), (ix) the Toxic Substances
Control Act, as amended ("TSCA"), (x) the Comprehensive
Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), (xi) the Clean Air Act, as amended ("CAA"),
(xii) the Clean Water Act, as amended ("CWA"), and (xiii) all amendments rules, regulations and guidance documents promulgated by or published pursuant to any of the foregoing.



		(E) "Equipment": shall mean all now existing or owned and hereafter arising or acquired apparatus, machinery, equipment, furniture, fixtures and other articles of personal property of any and every kind and nature whatsoever, required for use in, on, or in connection with the "Premises" (hereinafter defined) or the management, maintenance, operation or business thereof and all replacements thereof, substitutions therefor and accessions thereto, including, without limitation, any such item now or at any time or times hereafter situated on the Premises and used to supply or otherwise deliver heat, gas, air conditioning, water, light, electricity, power, plumbing, refrigeration, sprinkling, ventilation, mobility, communication, incineration, and all other related or other such services.



		(F) "Event of Default": shall mean the definition ascribed to this term in Paragraph 6.1 below.



		(G) "Hazardous Substance" means any (i) toxic or hazardous waste, (ii) pollutants or substances, including, without limitation, asbestos, PCBs, petroleum products and by-products, substances defined or listed as "hazardous substances" or "toxic substances" in CERCLA, "hazardous materials" in the Hazardous
Materials Transportation Act, as amended, 49 U.S.C. e1802, et seq., "hazardous waste" in The Resource Conservation and Recovery Act, as amended, 49 U.S.C. 6901, et seq., (iii) any chemical substance or mixture regulated under the Toxic
Substance Control Act of 1976, as amended, 15 U.S.C. e 2601, et seq., (iv) any "toxic pollutant" under the Clean Water Act, as amended, 33 U.S.C. e 1251, et seq., (v) any "hazardous air pollutant" under the Clean Air Act, as amended, 42 U.S.C. e
7401, et seq., and (vi) any hazardous, toxic substance or pollutant regulated under any other applicable federal, state or local Environmental Laws.



		(H) "Leases": shall mean all present and future leases, agreements, tenancies, licenses and franchises of or relating to the Mortgaged Property, or in any way, manner or respect required, existing, used or useable in connection with the Mortgaged Property, or the management, maintenance, operation or business thereof, and all deposits of money as advance rent or for security under any or all of the Leases and all guaranties of any lessee's performances thereunder.



		(I) "Liabilities": shall mean any and all debts, claims, obligations, demands, monies, liabilities or indebtedness of any and every kind or nature heretofore, now or hereafter owing, arising, due or payable from the Trustor and/or Champion to the Beneficiaries, however evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, indirect, absolute, contingent, fixed, determinable, undeterminable, insured and uninsured, whether pursuant to the terms and provisions of this Mortgage, the "Other Agreements" (hereinafter defined) or otherwise, including, without limitation, all advances made to protect and preserve the value of the Mortgaged Property and the priority of the Bank's lien thereon.



		(J) "Mortgaged Property": shall mean (1) the Premises; (2) the "Rents" (hereinafter defined); (3) the Leases; (4) the
Equipment; (5) all present and future judgments, awards of damages and settlements made as a result or in lieu of any taking of the Premises, the Equipment or the Leases, or any part thereof, whether under the power of eminent domain or otherwise, or for any damage, whether caused by such taking or otherwise thereto; (6) all present and future insurance policies in force or effect insuring the Premises, the Rents, the Leases or the Equipment; and (7) all proceeds of each and every of the foregoing.



		(K) "Obligations": shall mean all covenants, duties, obligations and agreements of the Trustor and/or Champion to and with any or all of the Beneficiaries and/or the Trustee, whether pursuant to this Deed of Trust, the Other Agreements or otherwise.



		(L) "Other Agreements": shall mean all agreements, instruments and documents heretofore, now or from time to time hereafter executed by, or on behalf of, the Trustor and/or
Champion and delivered to the Beneficiaries and/or the Trustee, including, without limitation, (1) that certain Revolving Note of even date herewith executed and delivered by Champion to LaSalle in the principal amount of Eight Million Two Hundred
Fifty-Eight Thousand Sixty-Four and 48/100 Dollars
($8,258,064.48); (2) that certain Revolving Note of even date herewith executed and delivered by Champion to NBD in the principal amount of Four Million Six Hundred Forty-Five Thousand
One Hundred Sixty-One and 28/100 Dollars ($4,645,161.28); (3) that certain Revolving Note of even date herewith executed and delivered by Champion to Harris in the principal amount of Three
Million Ninety-Six Thousand Seven Hundred Seventy-Four and
24/100 Dollars ($3,096,774.24); (4) the Champion Loan Documents;
(5) that certain Beech Creek Mortgage and Security Agreement of even date herewith executed and delivered by Champion to the Beneficiaries (the "Beech Creek Mortgage"); (6) the Third
Amendment to Amended and Restated Credit Agreement; and (7) renewals, modifications, amendments or substitutions to any of the foregoing.



		(M) "Person": shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, party or government, whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof.



		(N) "Premises": shall mean all of the real property, and all of the Trustor's estate, right, title and interest therein, situated, lying and being in the City of Fresno, County of Fresno, State of California, legally described on Exhibit "A" and commonly known as 2696 South Maple Street, Fresno,
California 93725, together with all buildings, improvements, tenements, easements, hereditaments and appurtenances now or at any time or times hereafter upon, belonging or otherwise appertaining to or situated on said real estate and all heretofore or hereafter acquired roads, alleys, streets and other public ways abutting said real estate.



		(O) "Rents": shall mean all present and future rents, issues, deposits, income, profits and proceeds of, from or relating to the Premises, the Leases or the Equipment.



2.  CONVEYANCE



	2.1 To secure the full and timely payment of the Liabilities, and the full and timely performance of the Obligations, THE
TRUSTOR HEREBY WARRANTS, GRANTS, GIVES, BARGAINS, CONFIRMS,
ASSIGNS, PLEDGES, SETS OVER, TRANSFERS, SELLS, CONVEYS, REMISES,
RELEASES AND OTHERWISE ASSIGNS, TO THE TRUSTEE, ITS SUCCESSORS
AND ASSIGNS, IN TRUST, WITH POWER OF SALE, FOREVER, the
Mortgaged Property, whether real, personal or mixed.



	2.2 This Deed of Trust shall operate as and constitute a Security Agreement with respect to that portion of the Mortgaged Property constituting property or interests in property, whether real or personal, tangible or intangible, which are subject to the Uniform Commercial Code with respect to the priority and perfection of security interests or any similar law, statute, code or other governing body of law. Therefore, to secure the full and timely payment of the Liabilities and the full and timely performance of the Obligations, the Trustor hereby grants to the Banks and the Collateral Agent for the ratable benefit of the Banks, their respective successors and assigns, a security interest and lien in and to the Mortgaged Property.



	2.3 Upon the request of the Collateral Agent (at the direction of the "Majority Banks", as defined in the Credit Agreement), at the Trustor's sole cost and expense, the Trustor will promptly make, execute and deliver or will cause to be made, executed and delivered to or for the benefit of the Beneficiaries or the Trustee, in form and substance acceptable to the Beneficiaries, all Documents necessary or appropriate to evidence, document or conclude the transactions described in or contemplated by this Deed of Trust and the Other Agreements, or required to perfect or continue perfected the priority lien and security interest granted herein by the Trustor to the Trustee, the Banks and the Collateral Agent for the ratable benefit of the Banks upon the Mortgaged Property (collectively the "Mortgagees' Lien"), subject only to the "Permitted Encumbrances" (hereinafter defined).



3.  REPRESENTATIONS, WARRANTIES AND COVENANTS



	3.1 The Trustor represents, warrants and covenants unto the Beneficiaries and the Trustee as follows:



		(A) The Trustor will cause Champion to fully and timely pay, or cause to be paid, when due or declared due, the Liabilities and to fully and timely perform, discharge, observe and comply with each and every of the Obligations.



		(B) The Trustor now has and hereafter shall maintain the standing, right, power and lawful authority to own the Mortgaged
Property, to carry on the business of and operate the Mortgaged
Property, to enter into, execute and deliver this Deed of Trust and to pledge, and encumber the Mortgaged Property to the Beneficiaries as provided herein.



		(C) The Trustor now and at all times hereafter shall perform or cause to be performed all of the transactions described in or contemplated by this Deed of Trust.



		(D) To the best of the Trustor's knowledge after due and diligent inquiry, the execution, delivery and performance by the Trustor of and under this Deed of Trust (i) does not and will not constitute a violation of any applicable law, and (ii) does not and will not conflict with or result in a default or breach of or under any obligation arising, existing or created by or under any agreement, instrument, document, mortgage, deed, trust deed, note, judgment, order, award, decree or other restriction to which the Trustor now is or hereafter shall become a party or by which the Trustor or any of the Mortgaged Property is or hereafter shall become bound.



		(E) The Trustor has duly filed and shall continue to timely file all federal and state tax returns which the Trustor is required by law to file with respect to the Mortgaged Property and the operation and business thereof. All taxes and other sums which are shown to be payable under such returns have been and shall be fully and timely paid and the Trustor has and shall continue to maintain adequate reserves in an amount to fully pay all such liabilities as hereafter may accrue.



		(F) All of the Leases are and shall remain (i) genuine, (ii) in all respects what they purport to be, (iii) free of set-offs, counterclaims or disputes, and (iv) valid and enforceable in accordance with their terms. There are currently no breaches, defaults or events of default under the Leases. All parties to the Leases have and shall have the capacity to contract thereunder. Except for security deposits provided for under the Leases as indicated by the Trustor to the Collateral Agent in writing, no advance payments have been or shall be made thereunder.



		(G) There is no litigation, action, claim or proceeding pending or, to the best of the Trustor's knowledge, threatened which might, in any way, manner or respect, affect the Mortgaged
Property, the operation or the business thereof, the Mortgagees'
Lien, the collectibility or the ability of Champion to timely repay the Liabilities or perform the Obligations, the financial condition of the Trustor or the operation or business thereof.



		(H) To the best of the Trustor's knowledge after due and diligent inquiry, the Trustor possesses and holds and shall maintain adequate properties, interests in properties, leases, licenses, franchises, rights and other permits, certificates, consents and approvals to conduct and operate the business of the Mortgaged Property. None of the foregoing contain or shall contain any term or condition that is burdensome to said business and different than those customarily possessed or held by other Persons conducting or operating a similar business.

		(I) To the best of Trustor's knowledge after due and diligent inquiry, the location, existence and use of the Premises and the Equipment are and shall remain in compliance with all applicable laws, rules, ordinances and regulations, including, without limitation, building and zoning laws, and all covenants and restrictions of record.



		(J) The Trustor or the tenants under the Leases, as the case may be, are and shall remain in peaceful possession of the Premises and the Equipment, and the Trustor will forever warrant and defend title to the Mortgaged Property from and against any and all claims and Encumbrances thereon or thereto, except as otherwise allowed herein.



		(K) To the best of the Trustor's knowledge after due and diligent inquiry, the Trustor is not, and shall not be using the Mortgaged Property for any purpose in violation of any applicable Environmental Laws, health or safety laws, rules or regulations, except as set forth on Exhibit "B". The Trustor has all required permits, certificates, consents and approvals required under any applicable Environmental Laws, health or safety laws, rules or regulations. Except as otherwise set forth on Exhibit "B", neither the Trustor nor any of the Mortgaged Property is in violation of any Environmental Laws or subject to any existing, pending, or to the Trustor's knowledge, threatened investigation by any governmental agency under any Environmental Laws. The Trustor hereby acknowledges and agrees that the Collateral Agent (at the direction of the Majority
Banks) has made a written request to the Trustor for information concerning the environmental condition of the Mortgaged
Property, including, without limitation, the presence, alleged presence or threatened presence, and the release, alleged release or threatened release, of Hazardous Substances on, under, in, from or about the Mortgaged Property. Except as otherwise set forth on Exhibit "B", the Trustor hereby represents, warrants and covenants to the Beneficiaries that neither the Trustor nor any agent, affiliate, tenant, co-tenant, partner or joint venturer of the Trustor has actual knowledge or notice of the presence, alleged presence, threatened presence, release, alleged release or threatened release of Hazardous
Substances on, under, in, from or about the Mortgaged Property.
As used herein, the term "release" has the meaning assigned to such term in California Code of Civil Procedure Sections 726.5 and 736, as such Sections may be amended from time to time.



		(L) To the best of the Trustor's knowledge after due and diligent inquiry, in accordance with California Code of Civil
Procedure Section 736, as such Section may be amended from time to time, the Collateral Agent (at the direction of the Majority
Banks) may bring an action for breach of contract against the Trustor for breach of any "environmental provision" (as such term is defined in such Section) made by the Trustor herein or in the Other Agreements, for the recovery of damages (including attorneys' fees and costs) and/or for the enforcement of the environmental provisions [including, without limitation, to recover all costs and expenses incurred by the Beneficiaries in connection with any "Remedial Work" (as such term is defined in that certain Environmental Indemnity Agreement of even date herewith executed and delivered by CPR to the Beneficiaries)] without foreclosing the Deed of Trust judicially or non-judicially or accepting a deed or assignment in lieu of foreclosure. All expenses, costs and other amounts incurred by Beneficiaries in connection with any such action under California Code of Civil Procedure Section 736 shall be part of the Liabilities, secured by this Deed of Trust and payable on demand.



		(M) To the best of Trustor's knowledge after due and diligent inquiry, the Collateral Agent (at the direction of the Majority
Banks) shall have all rights of a bank under Section 2929.5 of the California Civil Code, as such Section may be amended from time to time. All expenses, costs or other amounts incurred by the Collateral Agent (at the direction of the Majority Banks) in performing any inspection and/or testing for the purposes set forth in such Section 2929.5 shall be part of the Liabilities, secured by this Deed of Trust and payable on demand.



		(N) To the best of Trustor's knowledge after due and diligent inquiry, the Beneficiaries shall have all rights of a bank under California Code of Procedure Section 564, as such Section may be amended from time to time. All expenses, costs and other amounts incurred by the Collateral Agent (at the direction of the Majority Banks) in connection with any appointment of a receiver under California Code of Civil Procedure Section 564 shall be a part of the Liabilities, secured by this Deed of Trust and payable on demand.



		(O) All Hazardous Substances at the Mortgaged Property shall be in tanks or containers, as defined in 40 C.F.R. 260.10, and shall be in compliance with applicable United States
Environmental Protection Agency and State of California small quantity generator limitations under RCRA, regulations thereunder and corresponding California statutes and regulations.



		(P)     There are no underground storage tanks on the Premises.



		(Q) Except as set forth in Exhibit "B", no burial, disposal or landfilling of hazardous waste or hazardous substances, regulated substances or other pollutants (as such are defined in RCRA, TSCA, CERCLA, CAA or CWA) will be carried on at the Mortgaged Property. Further, the Trustor nor any lessor under the Leases shall operate no surface impoundment, lagoon, or other earthen device for the purposes of treatment, storage or disposal of hazardous wastes and hazardous substances.



		(R) The Trustor shall not use, release or cause to be used or released asbestos as defined by 29 C.F.R. 1910.1001(a). Any repairs, maintenance or modifications to the Mortgaged Property which may result in release of asbestos shall be performed by or under the supervision of personnel appropriately accredited by the State of California or the United States Environmental
Protection Agency.



		(S) The Trustor will, within fifteen (15) days of receipt thereof, provide the Collateral Agent with a copy of any administrative, civil or criminal complaint received by the Trustor alleging (i) violations of environmental, health and safety statutes, ordinances or regulations, (ii) bodily injury in an amount in excess of Twenty-Five Thousand and no/100
Dollars ($25,000.00) for any single claim, or Fifty Thousand and no/100 Dollars ($50,000.00) in the aggregate, in connection with the Mortgaged Property; (iii) property damage in connection with the Mortgaged Property.



		(T) The Trustor hereby agrees to defend, indemnify and hold the Beneficiaries and the Trustee harmless from and against, and shall reimburse the Beneficiaries and the Trustee for, any and all losses, claims, liabilities, damages, injunctive relief, injuries to person, property or natural resources, costs and expenses or actions or causes of action arising or in connection with the release or presence of any Hazardous Substance or the violation or breach of any Environmental Laws in connection with the Trustor's ownership of the Premises, whether foreseeable or unforeseeable, irrespective of the source of such release or when such release occurred or is discovered (the "Environmental
Indemnity"). The Environmental Indemnity includes, without limitation, all costs (i) of removal, remediation of any kind and disposal of such Hazardous Substances; (ii) of determining whether the Premises are in compliance, and all costs associated with causing the Premises to be in compliance with all applicable Environmental Laws; (iii) associated with any violation or compliance with any Environmental Laws; (iv) associated with claims for damages to persons, property or natural resources; and (v) which the Beneficiaries or the Trustee have incurred, including, but not limited to, attorneys' and consultants' fees and court costs. The Environmental
Indemnity shall not include any losses, claims, liabilities, damages, costs or expenses caused as a result of the wilful misconduct or gross negligence of the Mortgagees.



		(U) If the Collateral Agent (at the direction of the Majority Banks) takes legal title to or becomes the beneficial owner of all or any portion of the Premises, whether through any judicial sale, non-judicial sale, deed in lieu of foreclosure or otherwise, this Environmental Indemnity shall remain in full force and effect, including, without limitation, with respect to Hazardous Substances which were initially introduced or released at the Premises prior to the Collateral Agent acquiring title to or becoming the beneficial owner of the Premises, the continuing migration or release of a Hazardous Substance previously introduced at or near the Premises or Hazardous Substances which are situated at the Premises prior to the Collateral Agent taking title to or becoming the beneficial owner of the Premises, but are removed by the Collateral Agent (at the direction of the Majority Banks) subsequently thereto.



		(V) The Environmental Indemnity shall survive repayment of the Liabilities, any voluntary or involuntary transfer of title to the Premises, any transfer by foreclosure or by a deed in lieu of foreclosure or any bankruptcy or other insolvency proceeding.



		(W) The Trustor, its successors and permitted assigns, hereby waives, releases and agrees not to make any claim or bring any action against any Beneficiary or the Trustee under any of the Environmental Laws. The Trustor covenants unto and agrees with the Beneficiaries and the Trustee that any violation or breach of any of the Environmental Laws shall be fully remediated and corrected prior to the Collateral Agent obtaining title to or exclusive possession of the Premises as evidenced by current clean Phase I and Phase II environmental reports. It is expressly understood and agreed that to the extent that any Beneficiary or the Trustee is strictly liable under any Environmental Laws, the Trustor's obligations to the Beneficiaries and the Trustee under this Environmental Indemnity shall likewise be without regard to fault on the part of the Trustor with respect to the violation or condition which results in liability to any Beneficiary or the Trustee.



		(X) To the best of the Trustor's knowledge after due and diligent inquiry, there are no unpaid assessments in connection with the Mortgaged Property nor any assessment liens arising from the non-payment of any such assessments.



		(Y) (i) Champion owns all of the issued and outstanding shares of stock of the Trustor; (ii) the Trustor's only asset is the Mortgaged Property; and (iii) except for (a) the indebtedness owing to Gulf Life Insurance Co. ("Gulf Life") in a maximum aggregate amount not to exceed Seven Hundred Eighty-Three
Thousand Two Hundred Six and no/100 Dollars ($783,206.00), (b) indebtedness owing to the electric and gas utility companies in the ordinary course of the Trustor's business which is not past due and owing, and (c) indebtedness owing in connection with real estate taxes which are not yet due and payable, all in connection with owning the Mortgaged Property, there are no other secured or unsecured creditors of the Trustor.



		(Z) The indebtedness secured by that certain Deed of Trust dated April 2, 1981, by and among the Trustor, Gulf Life and Safeco Title Insurance Company does not now and will not hereafter exceed Seven Hundred Eighty-Three Thousand Two Hundred
Six and no/100 Dollars ($783,206.00).



	3.2 The Trustor further represents, warrants and covenants unto the Beneficiaries and the Trustee as follows:



		(A) The Trustor is and shall be lawfully seized, possessed and the owner of and has good and indefeasible, marketable fee-simple title to the Mortgaged Property, free and clear of all Encumbrances, except for the Mortgagees' Lien, any liens hereafter granted to or for the benefit of the Beneficiaries and those Encumbrances described on Exhibit "C" to this Deed of Trust (the "Permitted Encumbrances").



		(B) The Trustor will (i) not materially change the use or character of or abandon the Premises, (ii) keep the Premises and Equipment in good condition and repair, and (iii) not commit or suffer waste and will make all necessary repairs, replacements and renewals, including, but not limited to, the replacement of any items of the Equipment so that the value and operating efficiency thereof shall at all times hereafter be maintained and preserved; provided, however, if Champion substantially ceases its operations on the Mortgaged Property, it will not result in an Event of Default under this Deed of Trust. The
Trustor shall not remove any trade fixture or demolish any building or improvement located in or on the Premises without the prior written consent of the Collateral Agent (at the direction of the Majority Banks). The Trustor shall (iv) pay for and promptly complete any building or improvement at any time in the process of erection upon the Premises, (v) refrain from impairing or diminishing the value of the Premises or the Equipment, and (vi) make no material alterations to the Premises or the Equipment which in the opinion of the Collateral Agent
(at the direction of the Majority Banks) diminishes its value.
Subject to the provisions of subparagraphs 4.3 and 4.5(B) of this Deed of Trust, if the Collateral Agent (at the direction of the Majority Banks) elects to make all or a portion of any insurance, eminent domain or condemnation proceeds available to the Trustor, the Trustor shall promptly repair, restore or rebuild any building or improvement now or hereafter on the Premises which may become damaged or destroyed. The Trustor shall comply with all laws and municipal ordinances governing the Mortgaged Property and the use thereof. At all times during the term of this Deed of Trust and the Other Agreements, the Trustor shall permit any or all of the Beneficiaries, and their agents, access to inspect the Premises.



		(C) The Trustor shall fully and timely pay and discharge, as and when due and payable, all Charges that may be at any time levied, assessed or imposed upon or against the Mortgaged
Property, or any part thereof. The Trustor shall, immediately upon the Collateral Agent's request (at the direction of the Majority Banks), deliver to the Collateral Agent receipts evidencing payment thereof or partial payment thereof if payable in installments, at least thirty (30) days before delinquency;
provided, however, that the Trustor shall have the right to contest in good faith, by an appropriate proceeding properly initiated and diligently conducted, the validity, amount or imposition of any Charges, and upon such good faith contest, to delay or refuse payment thereof, if (i) the Trustor establishes with the Collateral Agent (at the direction of the Majority
Banks) adequate reserves to satisfy in full such contested
Charges, and (ii) either such contest will not affect the priority or value of the Mortgagees' Lien or the Trustor otherwise insures the priority and value of the Mortgagees'
Lien. If at any time the United States of America shall require internal revenue stamps to be affixed to this Deed of Trust, the Trustor will pay for the same, together with any interest or penalties imposed in connection therewith.



		(D) Except for the Mortgagees' Lien, any liens hereafter granted to or for the benefit of the Beneficiaries and the Permitted Encumbrances, the Trustor shall keep the Mortgaged
Property free and clear of all Encumbrances of any and every kind and nature including, without limitation, mechanics' liens and other similar liens or claims for liens. The Trustor shall promptly pay or cause to be paid, as and when due and payable or when declared due and payable, any indebtedness which may become, or be secured by, a Encumbrance and, immediately upon request by the Collateral Agent (at the direction of the Majority Banks) shall deliver to the Collateral Agent evidence satisfactory to the Collateral Agent (at the direction of the Majority Banks) of the payment and discharge thereof; provided, however, that the Trustor shall have the right to contest in good faith, by an appropriate proceeding properly initiated and diligently conducted, the validity, amount or imposition of any Encumbrances, and upon such good faith contest, to delay or refuse payment thereof, if (i) the Trustor establishes with the Collateral Agent (at the direction of the Majority Banks) adequate reserves to satisfy in full such contested
Encumbrances, and (ii) either such contest will not affect the priority or value of the Mortgagees' Lien or the Trustor otherwise insures the priority and value of the Mortgagees'
Lien. If, in accordance with the terms of this Deed of Trust, the Collateral Agent (at the direction of the Majority Banks) makes payment of any such Encumbrance to a claimant, the Collateral Agent shall be subrogated to the rights of such claimant, notwithstanding that the Encumbrance may be released of record.



		(E) The Trustor shall not, at any time or times hereafter, pledge, hypothecate, encumber, sell, permit or otherwise transfer all or any portion of the Mortgaged Property or the Trustor's interest therein, unless the Beneficiaries receive the "Release Amount" described in Section 7.14.



		(F) All present and future items of fixtures, Equipment, furnishings or other tangible personal property, whether or not constituting a part of the Mortgaged Property, related, necessary to or used or useable in connection with any present or future building or improvement on the Premises, or the operation or business thereof, are and will be owned free and clear of all Encumbrances, except for the Mortgagees' Lien, any liens hereafter granted to or for the benefit of the Beneficiaries and the Permitted Encumbrances, and the Trustor will not acquire any such property subject to any Encumbrance, except for the Mortgagees' Lien, any lien hereafter granted to or for the benefit of the Beneficiaries and the Permitted
Encumbrances.



	3.3 Upon an Event of Default or if the Trustor fails to (A) keep the Premises and Equipment in good operating condition and repair or to replace or maintain the same as herein agreed, (B) pay the premiums for the insurance coverage which is required to be maintained hereunder, or (C) pay and discharge all Encumbrances as herein agreed, the Collateral Agent (at the direction of the Majority Banks) may, but shall not be obligated to, cause such repairs or replacements to be made, obtain such insurance or pay and discharge such Encumbrances. Any amounts paid by the Collateral Agent (at the direction of the Majority
Banks) in taking such action together with interest thereon at the "Default Rate" (as defined in the Credit Agreement) shall be due and payable by the Trustor to the Collateral Agent upon demand, and shall constitute a part of the Liabilities secured by this Deed of Trust and the Other Agreements. Notwithstanding the foregoing, such advances by the Collateral Agent shall not cure, or be deemed to cure any Event of Default hereunder or under the Other Agreements, or impair any of the Beneficiaries' rights or remedies hereunder, under the Other Agreements, at law, in equity or otherwise. In making any such payments, the Collateral Agent (at the direction of the Majority Banks) may rely upon any bills, invoices, instruments or documents delivered to it by the Trustor, an issuer or any such payee and shall not be liable for any failure to make payments in any amounts other than as set forth in any such bills, invoices, instruments or documents.



4.  TAXES, INSURANCE AND CONDEMNATION



	4.1 The Trustor represents, warrants and covenants unto the Beneficiaries and the Trustee that the Trustor, at all times, shall keep and maintain the Premises and the Equipment fully insured, without co-insurance, against loss or damage by, or abatement of rental income resulting from, fire and such other hazards, casualties and contingencies as the Collateral Agent
(at the direction of the Majority Banks) may, from time to time, require with insurance companies, and in form, amounts and for such periods as are satisfactory to the Collateral Agent (at the direction of the Majority Banks) but, in any event, for not less than the full replacement cost of the Premises and the Equipment. All such policies and renewals thereof shall contain, in form and substance acceptable to the Collateral
Agent (at the direction of the Majority Banks) standard Lenders'
Loss Payable clauses naming the Collateral Agent as loss payee and the Banks as additional insured as their interest may appear, together with a standard waiver of subrogation endorsement and shall be delivered to the Collateral Agent, with premiums therefor paid in full by the Trustor. All policies shall contain an endorsement that the insurer may not change, cancel or modify the same without thirty (30) days prior written notice to the Beneficiaries. The Trustor will provide, within three (3) days of such loss or damage, written notice to the Beneficiaries of any loss or damage in excess of Twenty-Five
Thousand and no/100 Dollars ($25,000.00) to the Premises or the Equipment caused by any casualty. In the event of a deed in lieu of foreclosure or other foreclosure of title to the Mortgaged Property, all right, title and interest of the Trustor in and to any policies then in force shall pass to the purchaser, grantee or assignee.



	4.2 The Trustor hereby authorizes the Collateral Agent (at the direction of the Majority Banks):



		(A) to settle and compromise all claims under all insurance policies;



		(B) to demand and receive all proceeds payable under all insurance policies;



		(C) to execute, in the name of the Trustor or the name of the Beneficiaries, any proofs of loss, notices or other instruments in connection with all claims under all policies; and



		(D) to assign all policies to any holder of the Liabilities or to the grantee of the Mortgaged Property in the event of the foreclosure or other transfer of title to the Mortgaged
Property.



	4.3 In the event of payment of proceeds under any of the insurance policies, the Trustor acknowledges and agrees that the proceeds of any of the insurance policies shall be paid by the insurer to the Collateral Agent and the Collateral Agent (at the direction of the Majority Banks) may, in whole or in part after deducting all costs and expenses incurred by the Beneficiaries in connection with the collection of such proceeds, including the Beneficiaries' attorneys' fees, either:



		(A) make available to the Trustor all or a portion of such proceeds necessary to replace, reconstruct, repair or restore the Premises and the Equipment or any portion thereof;



		(B) apply all or a portion of such proceeds as payment on account of the Liabilities pursuant to the terms and provisions of this Deed of Trust, including, but not limited to, the payment of any costs, fees and expenses due and owing by the Trustor to the Beneficiaries;



		(C) apply such proceeds, in whole or in part, to satisfy, perform or discharge any of the Obligations;



		(D) require that Champion continue paying the Liabilities as and when due and payable notwithstanding any loss of use of all or any part of the Mortgaged Property; or



		(E) if, prior to the receipt by the Collateral Agent of proceeds of such policies, the Mortgaged Property shall have been transferred pursuant to a deed in lieu of foreclosure or otherwise sold or transferred by foreclosure of this Deed of Trust, the Collateral Agent (at the direction of the Majority
Banks) shall receive proceeds of such policies to the extent of any deficiency, together with interest thereon at the Default
Rate and the attorneys' fees, costs, expenses and disbursements incurred by the Beneficiaries in connection with the collection of the proceeds of such policies, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied.



	4.4 The Trustor further represents, warrants and covenants unto the Beneficiaries and the Trustee that it shall fully and timely pay all insurance premiums and all real estate and other taxes in connection with the Mortgaged Property and shall deliver to the Collateral Agent evidence satisfactory to the Collateral
Agent (at the direction of the Majority Banks) of the payment of all insurance premiums and all real estate and other taxes.



	4.5 The Trustor further represents, warrants and covenants unto the Beneficiaries and the Trustee as follows:



		(A) All awards now or hereafter made by any public or quasi-public authority to or for the benefit of the Trustor in any way, manner or respect affecting, arising from or relating to the Mortgaged Property, or any portion thereof, by virtue of an exercise of the right of eminent domain by such authority, including, without limitation, any award for taking of title, possession, right of access to a public way or for any change of grade of streets affecting the Mortgaged Property, hereby are assigned to the Beneficiaries and the Trustee as additional security for the full and timely payment of the Liabilities and the full and timely performance of the Obligations, and for such purpose, the Trustor hereby grants to the Beneficiaries and the Trustee a security interest therein.



		(B) The Collateral Agent (at the direction of the Majority Banks) is hereby authorized, directed and empowered to collect and receive all such awards and to give proper receipts therefor whether in the Trustor's name, in the Beneficiaries' name or in both names, and may after deducting all costs and expenses of collecting such awards, including, but not limited to, the Beneficiaries' attorneys' fees:



		    (1) make available to the Trustor all or a portion of such awards necessary to replace, reconstruct, repair or restore the Premises and the Equipment or any portion thereof;



		    (2) apply all or a portion of such awards as payment on account of the Liabilities pursuant to the terms and provisions of this Deed of Trust, including, but not limited to, the payment of any costs, fees and expenses due and owing by the Trustor to the Beneficiaries;



		    (3) apply such awards, in whole or in part, to satisfy, perform or discharge any of the Obligations;



		    (4) require that Champion continue paying the Liabilities as and when due and payable notwithstanding any loss of use of all or any part of the Mortgaged Property; or



		    (5) if, prior to the receipt by the Collateral Agent of such proceeds, the Mortgaged Property shall have been transferred pursuant to a deed in lieu of foreclosure or otherwise sold or transferred by foreclosure of this Deed of Trust, the Collateral
Agent shall receive such proceeds to the extent of any deficiency, together with interest thereon at the Default Rate and the attorneys' fees, costs, expenses and disbursements incurred by the Beneficiaries in connection with the collection of such proceeds, whether or not a deficiency judgment on this Deed of Trust shall have been sought or recovered or denied.



		(C) The Trustor, promptly after request by the Collateral Agent (at the direction of the Majority Banks), shall make, execute and deliver or cause to be made, executed and delivered to or for the benefit of the Beneficiaries any and all assignments and other instruments sufficient to assign, and cause the payment directly to the Collateral Agent of, all such awards, free and clear of all Encumbrances, except for the Mortgagees' Lien, any liens hereafter granted to or for the benefit of the Beneficiaries and the Permitted Encumbrances.
Notwithstanding any taking by eminent domain, alteration of the grade of any street or other injury to or decrease in value of the Mortgaged Property by any public or quasi-public authority or corporation, Champion shall continue to pay all of the Liabilities as and when due and payable.



5.  LEASES AND RENTS



	5.1 The Trustor hereby absolutely, irrevocably and unconditionally grants, transfers and assigns to the Banks and the Collateral Agent for the ratable benefit of the Banks, all of the right, title and interest of the Trustor in and to the Leases together with any and all extensions and renewals thereof, security and guaranties therefor and deposits held in connection therewith, and hereby grants to and confers upon the Banks and the Collateral Agent for the ratable benefit of the Banks, the right to collect all Rents from the Leases. The Trustor irrevocably appoints the Collateral Agent as its true and lawful attorney, with the power to, at the option of Collateral Agent (at the direction of the Majority Banks) at any time to demand, receive and enforce payment, to give receipts, releases and satisfactions, and to sue, either in the name of the Trustor or in the name of the Collateral Agent, for the ratable benefit of the Banks, for all such Rents, and to apply the same to the Liabilities in such order and manner as the Collateral Agent (at the direction of the Majority Banks) shall determine. Notwithstanding the foregoing assignment of Leases, the Collateral Agent shall not be obligated to perform or discharge, nor does it hereby undertake to perform or discharge, any obligation, duty or liability under the Leases, or any of them, or under or by reason of such assignment.



	5.2 Provided an Event of Default does not exist under this Deed of Trust or the Other Agreements, the Trustor shall have the right to collect all of the Rents and shall hold the same, in trust, to be applied, except as otherwise provided by applicable law, first to the payment of all Charges upon the Mortgaged
Property, second to the cost of the maintenance of insurance policies upon the Mortgaged Property required hereby, and third to the maintenance and repairs to the Premises and Equipment required hereby, before using any part of the Rents for any other purposes.



	5.3 At all times, the Collateral Agent (at the direction of the Majority Banks) shall have the right to verify the validity, status of performance, amount of rentals and other sums due under the Leases, or any other matter relating to any or all of the Leases or a Person's use, occupancy or possession of the Premises, by mail, telephone, telegraph or otherwise, in the name of the Trustor, the Beneficiaries, a nominee of the Beneficiaries or in any or all of said names.



	5.4 The Trustor shall: (A) promptly upon the Trustor's receipt or learning thereof, inform the Beneficiaries, in writing, of any assertion of any claims, offsets or counterclaims by any of the obligors of the Leases; (B) not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature of or with respect to the Leases or the terms thereof except in the ordinary course of business of the Trustor; and (C) promptly upon the Trustor's receipt or learning thereof, furnish to and inform the Beneficiaries of all adverse information relating to or affecting the financial condition of any lessee, tenant, guarantor or obligor under any of the Leases.



	5.5     The Trustor acknowledges and agrees that:



		(A) The Trustor shall, contemporaneously herewith, deliver to the Collateral Agent the originals of all now existing Leases, with appropriate endorsement or other specific evidence of assignment thereto to the Collateral Agent, which endorsement or assignment shall be in form and substance acceptable to the Collateral Agent (at the direction of the Majority Banks). The
Trustor, not less than seven (7) days prior to execution thereof, shall provide the Beneficiaries with copies of all Leases, amendments or renewals which the Trustor desires to enter into, which shall be reasonably acceptable to the Collateral Agent (at the direction of the Majority Banks).



		(B) Upon an Event of Default, the Collateral Agent (at the direction of the Majority Banks) may without notice thereof to the Trustor, notify any or all of the tenants, lessees, guarantors or obligors under any of the Leases that the Leases have been assigned to the Beneficiaries, and the Collateral
Agent (at the direction of the Majority Banks) may direct said obligors thereafter to make all payments of rents and other sums due from them under the Leases directly to the Collateral Agent.



		(C) Upon an Event of Default and notice from the Collateral Agent, the Trustor shall irrevocably direct all obligors of the Leases to make all payments under the Leases directly to the Collateral Agent.



6.  DEFAULT



	6.1 The occurrence of any one or more of the following shall constitute an "Event of Default" under this Deed of Trust:



		(A) The occurrence of a breach, default or event of default under this Deed of Trust or the Other Agreements.



		(B) Any of the Liabilities are not fully and timely paid when due and payable or declared due and payable;



		(C) The Trustor or Champion fails or neglects to timely perform, keep or observe any of the Obligations and such default is not cured within five (5) days after notice to Champion;



		(D) Any statement, report or certificate made or delivered to a Beneficiary by the Trustor, or any of such Beneficiary's partners, officers, employees or agents, is not materially true, correct and complete;



		(E) Any of the Trustor's assets are seized, attached, subjected to a writ or distress warrant, or are levied upon, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;



		(F) The Trustor makes a general assignment for the benefit of creditors, or an application is made by or against the Trustor for the appointment of a receiver, trustee, custodian or conservator for the Trustor or any of the Trustor's assets;



		(G) A petition under the United States Bankruptcy Code or any similar federal, state or local law, statute or regulation shall be filed by or against the Trustor;



		(H) The Trustor is enjoined, restrained or in any way prevented by court order from conducting any part of its business;



		(I) A lawsuit or other proceeding is filed by or against the Trustor to liquidate any of the Trustor's assets; or



		(J) A notice of a lien, levy or assessment is filed of record with respect to the Trustor or any of the Trustor's assets by the United States of America, any department, agency, or instrumentality thereof, or by any state, county, municipal or other governmental department, agency or instrumentality.



	6.2 Upon the occurrence of an Event of Default, without notice to or demand upon the Trustor or Champion, all of the Liabilities shall become immediately due and payable, and the Collateral Agent (at the direction of the Majority Banks) and/or the Trustee may do any one or more of the following:



		(A) With or without notice, but without releasing Trustor or Champion from any of the Liabilities, and without becoming a mortgagee in possession, cure any breach or default of Trustor and, in connection therewith, enter upon the Property and do such acts and things as Beneficiaries or the Trustee deem necessary or desirable to protect the security hereof including, without limitation, appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of the Beneficiaries or the Trustee, pay, purchase, contest or compromise any encumbrance, charge, lien or claim of lien which, in the reasonable judgment of either the Beneficiaries or the Trustee, is or may be senior to the lien of this Deed of Trust in priority, the judgment of the Beneficiaries or Trustee being conclusive as between the parties hereto; obtain insurance; pay any premiums or charges with respect to insurance required to be carried; and employ counsel, accountants, contractors and other appropriate persons to assist them.



		(B) Commence and maintain an action or actions in any court of competent jurisdiction, to foreclose this instrument as a mortgage or to obtain specific enforcement of the covenants of the Trustor. The Trustor agrees that such covenants shall be specifically enforceable by injunction or any other appropriate equitable remedy and that for the purposes of any suit brought under this subparagraph, the Trustor waives the defense of laches and any applicable statutes of limitations.



		(C) Apply to a court of competent jurisdiction for and obtain appointment of a receiver of the Mortgaged Property as matter of strict right and without regard to (i) the adequacy of the security of the repayment of the Liabilities, (ii) the existence of a declaration that the Liabilities are immediately due and payable, or (iii) the filing of a notice of default; and the Trustor consents to such appointment to the extent permitted hereunder and under law.



		(D) Enter upon, possess, manage and operate the Mortgaged Property or any part thereof, take and possess all documents, books, records, papers and accounts of the Trustor or the then owner of the Mortgaged Property; make, terminate, enforce or modify leases of the Property upon such terms and conditions as the Collateral Agent (at the direction of the Majority Banks) deems proper, make repairs, alterations and improvements to the Mortgaged Property necessary, in the Trustee's or the Beneficiaries' judgment, to protect or enhance the security hereof.



		(E) Make, enforce, modify and accept the surrender of the Leases, or any of them, obtain or evict lessees, fix or modify rents, and do any act that the Collateral Agent (at the direction of the Majority Banks) deems proper, and in its own name sue for or otherwise collect such rents, issues and profits, including, without limitation, those past due and unpaid, and apply the same, less costs and expenses of operation and collection, including, without limitation, attorneys' fees and expenses, to the Liabilities, and in such order as the Beneficiaries may determine. Except in the event of a full reinstatement of any the Liabilities, the collection of such rents, issues and profits and the application thereof as aforesaid shall not cure or waive any Event of Default hereunder or under the Other Agreements, or invalidate any act done pursuant to any such notice. In collecting and receiving the rents, issues and profits of the Mortgaged Property, and/or in taking possession thereof, the Collateral Agent (at the direction of the Majority Banks) shall be entitled to exercise all of the rights, remedies and powers of an owner thereof (but in so doing shall not be deemed to be an owner), may conduct the business of the Trustor in its own name, may use any and all of the Trustor's properties and facilities, and may deal with the Trustor's creditors, debtors, tenants, lessees, agents, employees and other persons and/or companies having any relationship whatsoever with the Mortgaged Property, and alter or amend any contracts between them, in any manner the Collateral Agent (at the direction of the Majority Banks) may determine. All rights, remedies and powers given to Collateral
Agent (at the direction of the Majority Banks) herein may be exercised by the Collateral Agent (at the direction of the Majority Banks) either in person, by agent or by a receiver to be appointed by a court.



		(F) The Trustor irrevocably authorizes and directs the lessees and any successors to the respective interests of the lessees, upon receipt of any written request of the Collateral Agent (at the direction of the Majority Banks) stating that an Event of Default exists in the payment or performance of the Liabilities, to pay to the Collateral Agent the rents due and to become due under the Leases. The Trustor agrees that the lessees shall have the right to rely upon any such statement and request by the Collateral Agent, that the lessees shall pay such rents to the Collateral Agent without any obligation or right to inquire as to whether such Event of Default actually exists and notwithstanding any notice from or claim of the Trustor to the contrary, and that the Trustor shall have no rights or claim against the lessee for any such rents so paid by the lessees to the Collateral Agent. Upon the curing of all Events of Default
(if permitted hereunder or under applicable law), the Collateral
Agent shall give written notice thereof to the lessees at the Trustor's sole cost and thereafter, until the receipt of any further similar written requests of the Collateral Agent (at the direction of the Majority Banks), if any, the lessees shall pay the rents to the Trustor. It is understood and agreed that neither the assignment of income, rents, issues, profits and proceeds to the Banks and the Collateral Agent for the ratable benefit of the Banks, nor the exercise by the Collateral Agent
(at the direction of the Majority Banks), of any of its rights or remedies hereunder shall be deemed to make the Collateral
Agent a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all of all or any portion thereof, unless and until the Collateral Agent (at the direction of the Majority Banks), in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Mortgaged Property by any court at the request of the Collateral Agent (at the direction of the Majority Banks) or by agreement with the Trustor or the entering into possession of the Mortgaged Property or any part thereof by such receiver be deemed to make any Beneficiary a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Mortgaged Property or the use, occupancy, enjoyment or operation of all or any portion thereof.



		(G) Execute a written notice of such Event of Default and of its election to cause the Mortgaged Property to be sold to satisfy the Liabilities. The Trustee shall cause the Mortgaged
Property to be sold to satisfy the Liabilities. Trustee shall give and record such notice as the law then requires as a condition precedent to a trustee's sale. When the minimum period of time required by law after such notice has elapsed, the Trustee, without notice or demand upon the Trustor except as required by law, shall sell the Mortgaged Property at the time and place of sale fixed by it in the notice of sale, at one or several sales, either as a whole or in separate parcels and in such manner and order, all as the Collateral Agent (at the direction of the Majority Banks) may determine, at public auction to the highest bidder for cash, in lawful money of the United States, payable at time of sale. Neither the Trustee nor another person or entity other than the Collateral Agent (at the direction of the Majority Banks) shall have the right to direct the order in which the Mortgaged Property is sold. Subject to requirements and limits imposed by law, the Trustee may postpone the sale of all or any portion of the Mortgaged Property by public announcement at such time and place of sale, and from time to time may postpone the sale by public announcement at the time and place fixed by the preceding postponement. The
Trustee shall deliver to the purchaser at such sale a deed conveying the Mortgaged Property or portion thereof so sold, but without any covenant or warranty, express or implied. The recitals in the deed of any matters or fact shall be conclusive proof of the truthfulness thereof. Any person, including the Trustee, the Trustor and the Beneficiaries may purchase at the sale.



		(H) Resort to and realize upon the security hereunder and any other security now or hereafter held by any Beneficiary concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken non-judicial proceedings, or both, and to apply the proceeds received upon the Liabilities all in such order and manner as the Trustee and the Collateral Agent (at the direction of the Majority Banks) or either of them determine in their sole discretion.



		(I) At any sale of the Mortgaged Property held pursuant to this Section 6.2, the Collateral Agent (at the direction of the Majority Banks) may bid, as the equivalent of cash, the amount of all or any of the Liabilities, including, without limitation, attorneys' fees, costs, fees and expenses; provided, however, that the amount of such bid by the Collateral Agent shall not exceed the amount determined pursuant to Paragraph 7.13 below.



	6.3 Upon the occurrence of an Event of Default under this Deed of Trust, there will be added to and included as part of the Liabilities, and allowed in any decree for sale of the Mortgaged
Property or in any judgment rendered in connection with this Deed of Trust or the Other Agreements the following: (A) all of the costs, fees and the expenses of taking possession of the Mortgaged Property and of the holding, using, leasing, maintaining, insuring, repairing and selling of the Mortgaged
Property, including, but not limited to, the costs, fees, charges, expenses and attorneys' fees specified in Paragraph 6.4 below; (B) receivers' fees; (C) any and all expenditures which may be paid or incurred by or on behalf of the Beneficiaries or the Trustee for appraisers' fees, documentary and expert evidence, stenographers' charges, publication costs, fees and expenses for examination of title, title searches, guaranty policies, Torrens certificates and other similar data and assurances with respect to the title to the Mortgaged Property;
(D) all prepayment or similar premiums, if any; and (E) all other costs, fees and expenses which the Beneficiaries or the Trustee deem necessary to prosecute or enforce any right or remedy they have under this Deed of Trust, the Other Agreements, at law, in equity or otherwise, or to inform bidders at any sale which may be had pursuant to their rights hereunder, of the true condition of title or of the value of the Mortgaged Property.
All such costs, charges, expenses, prepayment or like premiums, fees and other expenditures shall be a part of the Liabilities, secured by this Deed of Trust and the Other Agreements, payable on demand and shall bear interest at the Default Rate from the date of the Beneficiaries' or the Trustee's payment thereof until repaid to the Beneficiaries.



	6.4 If foreclosure proceedings are instituted upon this Deed of Trust, or if the Collateral Agent (at the direction of the Majority Banks) or the Trustee shall be a party to, shall intervene, or file any petition, answer, motion or other pleading in any suit or proceeding relating to or in connection with the Mortgaged Property, the Liabilities or the Obligations, or if any or all of the Beneficiaries or the Trustee shall incur or pay any expenses, costs, charges, fees or attorneys' fees by reason of the employment of counsel for advice with respect to the Mortgaged Property, the Liabilities or the Obligations, and whether in court proceedings or otherwise, such expenses, costs, charges and all of the Beneficiaries' and the Trustee's attorneys' fees shall be part of the Liabilities, secured by this Deed of Trust and the Other Agreements, payable on demand and shall bear interest at the Default Rate from the date of the Beneficiaries' or the Trustee's payment thereof until paid.



	6.5 Subject to Paragraph 7.13 below, the Trustor waives the right to direct the application of all proceeds of any foreclosure sale of the Mortgaged Property at any time or times hereafter received by the Collateral Agent, and the Trustor agrees that the Collateral Agent shall have the continuing exclusive right to apply and reapply any and all payments in such manner and in such order as the Collateral Agent (at the direction of the Majority Banks) may deem advisable, including, but not limited to, the payment of any costs, fees and expenses due and owing by the Trustor and/or Champion to the Mortgagees in connection with the Liabilities, the Obligations, this Mortgage or the Other Agreements.



	6.6 If the Collateral Agent (at the direction of the Majority Banks) commences judicial proceedings to foreclose this Deed of Trust, the Trustor, on behalf of itself, its successors, heirs and permitted assigns, and each and every Person which the Trustor may legally bind which acquires any interest in or title to the Mortgaged Property subsequent to the date of this Deed of
Trust: (a) does hereby expressly waive any and all rights of appraisement, valuation, stay, extension and, to the extent permitted by law, redemption from sale under any order or decree of foreclosure of this Deed of Trust; and (b) does hereby agree that when sale is had under any decree of foreclosure of this Deed of Trust, upon confirmation of such sale, the master in chancery or other officer making such sale, or his successor in office, shall be and is hereby authorized immediately to execute and deliver to any purchaser at any sale a deed conveying the Mortgaged Property, showing the amount paid therefor, or if purchased by the Person in whose favor the order or decree is entered, the amount of his bid therefor.



	6.7 The Collateral Agent (at the direction of the Majority Banks) or the Trustee shall have the right to sue for any sums, whether interest, principal or other sums required to be paid by or for the account of the Trustor under the terms of this Deed of Trust or the Other Agreements as the same become due, or for any other of the Liabilities which shall become due, and without prejudice to the right of the Collateral Agent (at the direction of the Majority Banks) thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Trustor existing at the time such earlier action was commenced.



	6.8 No right or remedy of the Beneficiaries or the Trustee enforceable hereunder by the Collateral Agent or the Trustee is exclusive of any other right or remedy hereunder or now or hereafter existing at law, in equity or otherwise, but is cumulative and in addition thereto and the Collateral Agent (at the direction of the Majority Banks) or the Trustee may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law, in equity or otherwise, without first exhausting or affecting or impairing the security or any right or remedy afforded by this Deed of Trust. No delay in exercising, or omission to exercise, any right or remedy will impair any such right or remedy or will be construed to be a waiver of any default by the Trustor hereunder, or acquiescence therein, nor will it affect any subsequent default hereunder by the Trustor of the same or different nature. Every such right or remedy may be exercised independently or concurrently, and when and so often as may be deemed expedient by the Collateral
Agent (at the direction of the Majority Banks). No terms or conditions contained in this Deed of Trust may be waived, altered or changed except as provided in the Credit Agreement.



	6.9 If any rate of interest described in this Deed of Trust or the Other Agreements is greater than the rate of interest permitted to be charged or collected by applicable law, as the case may be, such rate of interest shall automatically be reduced to the maximum rate of interest permitted to be charged or collected by applicable law.



	6.10 Any failure of the Beneficiaries or the Trustee to insist upon the strict performance by the Trustor of any of the terms and provisions of this Deed of Trust or the Other Agreements shall not be or be deemed to be a waiver of any of the terms and provisions thereof, and the Beneficiaries, notwithstanding any such failure, shall have the right at any time or times thereafter to insist upon the strict performance by the Trustor of any and all of the terms and provisions thereof to be performed by such party. Neither the Trustor nor any other
Person, including, but not limited to, Champion, now or hereafter obligated for the payment of the whole or any part of the Liabilities shall be relieved of such obligation by reason of (A) the sale, conveyance or other transfer of the Mortgaged
Property, (B) the failure of any of the Beneficiaries or the Trustee to comply with any request of the Trustor or of any other Person to take action to foreclose this Deed of Trust or otherwise enforce any of the provisions of this Deed of Trust or the Other Agreements, (C) the release, regardless of consideration, of the whole or any part of the collateral or security held for the Liabilities or the Obligations, or (D) any agreement or stipulation between Champion and the Beneficiaries extending or modifying the time for payment of the Liabilities or performance of the Obligations, without first having obtained the consent of the Trustor. The Collateral Agent (at the direction of the Majority Banks), without notice, may release, regardless of consideration, any part of the security held for the Liabilities or the Obligations without, as to the remainder of the security therefor, in any way impairing or affecting the Mortgagees' Lien or the priority of the Mortgagees' Lien over any subordinate lien. The Collateral Agent (at the direction of the Majority Banks) may resort for the payment of the Liabilities to any other security therefor held by the Beneficiaries in such order and manner as the Collateral Agent
(at the direction of the Majority Banks) may elect.



	6.11 The Trustee and the Beneficiaries shall release this Deed of Trust by proper instrument upon the full and timely performance of all of the Obligations and the full and timely payment and discharge of all of the Liabilities, including reasonable attorneys' fees incurred by the Beneficiaries or the Trustee for the preparation, execution and/or recording of such release.



	6.12 Neither the Beneficiaries', the Trustee's nor any receiver's entry upon and taking possession of all or any part of the Mortgaged Property, nor any collection of rents, issues, profits, insurance proceeds, condemnation proceeds or damages, other security or proceeds of other security, or other sums, nor the application of any collected sum to any Liabilities, nor the exercise of any other right or remedy by the Collateral Agent
(at the direction of the Majority Banks) or the Trustee or any receiver shall cure or waive any Event of Default or notice of Default under this Deed of Trust, or nullify the effect of any notice of Event of Default or sale (unless all Liabilities have been paid and performed and the Trustor has cured all other Events of Default), or impair the status of the security, or prejudice the Beneficiaries or the Trustee in the exercise of any right or remedy, or be construed as an affirmation by the Beneficiaries of any tenancy, lease or option or a subordination of the lien of this Deed of Trust.



	6.13 The Trustor hereby irrevocably appoints the Collateral Agent (at the direction of the Majority Banks) and its successors and assigns as its attorney-in-fact, which agency is coupled with an interest, (a) to execute and record any notices of completion, cessation of labor, any other notices that the Collateral Agent (at the direction of the Majority Banks) deems appropriate to protect the Beneficiaries' interest, and (b) upon the occurrence of an Event of Default, the Collateral Agent (at the direction of the Majority Banks) may perform any obligation of the Trustor hereunder, provided, that (i) the Collateral
Agent, as such attorney-in-fact, shall only be accountable for such funds as are actually received by the Collateral Agent, and
(ii) the Beneficiaries shall not be liable to the Trustor nor any other person or entity for any failure to act under this
Section 6.13.



7.  MISCELLANEOUS



	7.1 Any and all notices, demands, requests, consents, designations, waivers and other communications required or desired hereunder shall be in writing and shall be deemed effective upon personal delivery, upon receipted delivery by overnight carrier, or three (3) days after mailing if mailed by registered or certified mail, return receipt requested, postage prepaid, to the Trustor or the Beneficiaries at the following addresses or such other addresses as the Trustor, the Beneficiaries or the Trustee specify in like manner; provided, however, that notices of a change of address shall be effective only upon receipt thereof.



If to LaSalle,                          With a copy to:
then to:

	LaSalle National Bank           Fagel & Haber
	120 South LaSalle Street        140 South Dearborn, Suite 1400
	Chicago, Illinois  60603        Chicago, Illinois  60603
	Attention: Mr. Thomas J. Bieke  Attention: Gina M. Gentili, Esq.



If to the                               With a copy to:
Collateral Agent
or the Agent,   LaSalle National Bank   Fagel & Haber
then to: 120 South LaSalle Street       140 South Dearborn, Suite 1400
	Chicago, Illinois  60603        Chicago, Illinois  60603
	Attention:  Mr. Thomas J. Bieke Attention:  Gina M. Gentili, Esq.

If to Harris,                           With a copy to:
then to:
	Harris Trust and Savings Bank   Chapman & Cutler
	111 West Monroe Street          111 West Monroe Street
	Chicago, Illinois  60603        Chicago, Illinois  60603
	Attention:  Mr. Michael Wood    Attn.: Edward L. Lembitz,Esq.



If to NBD,                               With a copy to:
then to:

	NBD Bank                         Honigman, Miller,
	611 Woodward Avenue              Schwartz & Cohn
	Detroit, Michigan  48226         2290 First National Building
	Attention:  Mr. Andrew Arton     Detroit, Michigan  48226
					 Attn.: Theodore Sylwestrazak, Esq.

If to the Trustor,                       With a copy to:
then to:
	CPR Properties, Inc.            Lord, Bissell & Brook
	2525 22nd Street                115 South LaSalle Street
	Oak Brook, Illinois  60521      Suite 3500
	Attention:  President           Chicago, Illinois  60603
					Attention:  Louis E. Rosen, Esq.

If to the Trustee,
then to:                Chicago Title Insurance Company
			2425 West Shaw
			Fresno, California  93711



	7.2 All the covenants contained in this Deed of Trust will run with the land. Time is of the essence of this Deed of Trust and all provisions herein relating thereto shall be strictly construed.



	7.3 This Deed of Trust, and all the provisions hereof, will be binding upon and inure to the benefit of the successors, parents, subsidiaries, divisions and affiliates of the Trustor, and the successors, parents, subsidiaries, divisions, affiliates and assigns of the Beneficiaries and the Trustee. This Deed of Trust may not be assigned by the Trustor, but may be assigned by any Beneficiary or the Trustee without notice to the Trustor.



	7.4 This Deed of Trust is given as security for the Liabilities and the Obligations. The Trustor authorizes any or all of the Beneficiaries, without notice or demand and without affecting its liability hereunder, from time to time to: (A) amend, alter, modify, renew, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or Obligations or any part thereof, including increase or decrease the rate of interest thereon; (B) accept partial payments on the Liabilities; (C) accept new or additional documents, instruments or agreements related to the Liabilities or the Obligations; (D) take and hold additional collateral security or guaranties for the payment of the Liabilities or the Obligations, and amend, alter, exchange, substitute, transfer, enforce, waive subordinate, terminate, modify and release in any manner any such security or guaranties; (E) apply such security and direct the order or manner of sale thereof as the Collateral Agent (at the direction of the Majority Banks) may determine; (F) release or substitute any borrower or guarantor; and (G) settle, release on terms satisfactory to the Collateral Agent (at the direction of the Majority Banks) or by operation of law or otherwise, compound, compromise, collect or otherwise liquidate any indebtedness or security in any manner, consent to the transfer of security and bid and purchase at any sale, without affecting or impairing the obligations of the Trustor hereunder.



	7.5 The Trustor waives any right to require the Collateral Agent (at the direction of the Majority Banks) to (A) proceed against Champion under the Other Agreements or anyone else; (B) proceed against or exhaust any security for the Liabilities or the Obligations; (C) give notice of the terms, time and place of any public or private sale of any real or personal property securing the Liabilities or the Obligations; or (D) pursue any other remedy in the Collateral Agent's power whatsoever. The
Trustor waives all suretyship defenses under Illinois or California law and any defense arising by reason of any other defense of the Trustor, or by reason of the cessation from any cause whatsoever of the liability of Champion, or by reason of any act or omission of the Beneficiaries or others which directly or indirectly results in or aids the discharge or release of Champion or any of the Liabilities or the Obligations or any security therefor by operation of law of otherwise, or by reason of the amendment, modification, renewal, extension or other change in any of the Liabilities or Obligations. The
Trustor agrees that its obligation hereunder is not limited nor otherwise affected by any additional collateral given by Champion or any other person or entity to Beneficiaries. The
Trustor waives all setoffs and counterclaims and all presentments, demands for performance, notices of non-performance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Deed of Trust and of the existence, reaction, or incurring of new or additional obligations, and all other notices and demands of any kind and description now or hereafter provided for by any statute or rule of law. The Trustor represents and warrants to Beneficiaries that (A) the Trustor has established adequate means of obtaining from Champion on a continuing basis financial and other information pertaining to Champion's business and financial condition; and (B) the Trustor is now and will be completely familiar with the business, operation and financial condition of Champion and its assets. The Trustor hereby waives and relinquishes any duty on the part of the Beneficiaries to disclose to the Trustor any matter, fact or thing relating to the business, operation or financial condition of Champion and its assets now known or hereafter known by the Beneficiaries during the term of this Deed of Trust. With respect to any indebtedness of the Trustor to the Beneficiaries, the Beneficiaries need not inquire into the powers of the Trustor or the officers, directors or agents acting or purporting to act on its behalf, and any indebtedness made or created in reliance upon the professed exercise of such powers shall be secured hereunder.



	7.6 In addition to any other waivers contained herein, to the extent a court of competent jurisdiction deems California law to be applicable hereto, pursuant to Section 2856 of the California civil Code, the Trustor waives all rights and defenses arising out of an election of remedies by the Beneficiaries, even though that election of remedies, such as a non-judicial foreclosure with respect to security for the Liabilities has destroyed the Trustor's rights of subrogation and reimbursement against Champion by the operation of Section 580d of the Code of Civil Procedure or otherwise.



	7.7 The terms and provisions of the Other Agreements are incorporated herein by this reference thereto.



	7.8 In acting under or by virtue of this Deed of Trust, the Collateral Agent shall be entitled to all the rights, authority, privileges and immunities provided to the Agent or the Collateral Agent in Article 10 of the Credit Agreement, all of which provisions of Article 10 are incorporated by reference herein with the same force and effect as if set forth herein.
Without limiting the foregoing, the Collateral Agent hereby disclaims any representation or warranty to the Banks or the Agent concerning the creation, validity, enforceability, perfection or priority of the mortgage lien granted hereunder or under any of the Other Agreements or the value of the Mortgaged
Property hereunder or under any of the Other Agreements and the Collateral Agent shall not be required to take any action with respect to any Event of Default except for those expressly directed by the Majority Banks. The Trustor acknowledges and agrees that it is not a beneficiary of the rights, powers, duties and obligations provided for between the Collateral Agent and the Banks and that the Trustor shall not be entitled to any rights or claims or any immunities or defenses as a result of
(i) the Collateral Agent's actions or inactions without the consent of the Majority Banks, or (ii) any breach of the Collateral Agent's representations, warranties, covenants or obligations, if any, to the Banks.



	7.9 The Exhibits referred to herein are attached hereto, made a part hereof and incorporated herein by this reference thereto.



	7.10 The Trustee shall be entitled to compensation in accordance with Section 2924 of the California Civil Code and the Trustor hereby agrees to pay the same.



	7.11 The Collateral Agent (at the direction of the Majority Banks) may from time to time, without notice to the Trustor or to the Trustee, and with or without cause and with or without the resignation of the Trustee substitute a successor or successors to the Trustee named herein or acting hereunder to execute this trust. Upon such appointment and without conveyance to the successor Trustee, the latter shall be vested with all title, powers and duties conferred upon the Trustee herein named or acting hereunder. Each such appointment and substitution shall be made by written document executed by the Beneficiaries (at the direction of the Majority Banks) containing reference to this Deed of Trust and its place of record, which when duly filed for record in the proper office, shall be conclusive proof of proper appointment of the successor
Trustee. The procedure herein provided for substitution of the Trustee shall be conclusive of all other provisions for substitution, statutory or otherwise.



	7.12 This Deed of Trust is given to secure, among other things, the Liabilities. This Deed of Trust shall secure not only presently existing indebtedness under the Other Agreements, but also future advances, whether such advances are obligatory, to be made at the option of the Bank or otherwise, to the same extent as if such future advances were made on the date of the execution of this Deed of Trust. The lien of this Deed of Trust shall be valid as to all indebtedness secured hereby, including future advances, from the time of its filing for record in the Fresno County, California Recorder's Office. The total principal amount of the Liabilities secured hereby shall not exceed the principal amount of Eighteen Million Six Hundred Forty-Two Thousand Nine Hundred Forty-Six and no/100 Dollars ($18,642,946.00), plus interest thereon, any disbursements made for payment of taxes, special assessments or insurance on the Mortgaged Property and any other costs, fees, expenses or other indebtedness owed by the Trustor or Champion to the Bank pursuant to this Deed of Trust or the Other Agreements. This Deed of Trust shall be valid and have priority to the extent of the maximum amount secured hereby over all subsequent liens and encumbrances, including statutory liens, excepting solely taxes and assessments levied on the Mortgaged Property given priority by law.



	7.13 Notwithstanding Paragraph 7.12 above or any other provisions in this Deed of Trust or in any of the Other Agreements to the contrary, (A) the Beneficiaries shall not receive or recover proceeds in connection with this Deed of Trust and the Beech Creek Mortgage in excess of Two Million Five Hundred Thousand and no/100 Dollars ($2,500,000.00), plus (i) accrued interest on the outstanding amount of the "Fresno and Beech Creek Real Estate Advance" (as defined in the Credit Agreement), (ii) any disbursements made for payment of taxes, special assessments or insurance on the Mortgaged Property or the real property commonly known as Route 150, Beech Creek Industrial Park, Beech Creek, Pennsylvania (the "Beech Creek Property"), and (iii) any other costs, fees or expenses owed by the Trustor or Champion to the Bank relating to the Mortgage Property and/or the Beech Creek Property.



	7.14 Notwithstanding any other provisions in this Deed of Trust or in the Other Agreements to the contrary: (A) Trustor shall have the right to cause the release of this Deed of Trust and the Beech Creek Mortgage, and the Beneficiaries shall release this Deed of Trust and the Beech Creek Mortgage, upon receipt by the Beneficiaries of an amount (the "Release Amount") equal to the lesser of (i) the total sum of all unpaid Liabilities; or
(ii) the amount determined in accordance with Paragraph 7.13 above; and (B) whether as a result of a foreclosure sale or any other sale, disposition or refinancing of either or both of the Mortgaged Property and the real estate secured by the Beech
Creek Mortgage, if the proceeds thereof exceed the Release
Amount, and provided the Release Amount is received by the Beneficiaries, all excess proceeds shall belong to the Trustor free and clear of any lien or security interest under the Other
Agreements.



	7.15 Except as otherwise expressly provided in this Deed of Trust, the parties agree and intend that this Deed of Trust, and the respective rights and obligations of the parties hereto, shall be governed by and construed according to the internal laws of the State of Illinois (without regard to its conflict of laws principles). The parties agree and stipulate that this Deed of Trust was negotiated in Illinois, that this Deed of Trust was executed, delivered and accepted in Illinois, all payments shall be made to the Beneficiaries in Illinois, and that Illinois has a substantial relationship to the parties and to the underlying transaction contemplated by this Deed of Trust. Notwithstanding the foregoing, the parties agreed that:



		(A) The procedures governing the enforcement by the Beneficiaries or provisional remedies against the Trustor, including by way of illustration, but not limited to, actions for claim and delivery of property, for injunctive relief or for the appointment of a receiver, shall be governed by the laws of the state in which such provisional remedies or relief are sought.



		(B)With respect to any collateral given by the Trustor to the Beneficiaries, the procedures for foreclosing on the liens of the Trustor shall be governed by the laws of the state in which the collateral is located in which the foreclosure is carried out; provided, however, that this subparagraph shall in no event be construed to provide that the substantive law of such state shall apply to this Deed of Trust, the parties intending that the substantive law of the State of Illinois shall govern this Deed of Trust and all non-procedural incidents of foreclosure, including, but not limited to, the right of the Beneficiaries to obtain a judgment for any deficiency following foreclosure.



		(C) In the event of any foreclosure by the Beneficiaries on any collateral, regardless of where the collateral is located, the parties agree and intend that the laws of the State of Illinois shall govern the right of the Beneficiaries to collect or obtain a judgment for any deficiency following foreclosure, and the parties specifically intend that the laws of other states, including, but not limited to, Sections 580a, 580d and 726 of the California Code of Civil Procedure, shall not be applicable.



		(D) Upon the occurrence or in connection with a non-judicial sale, the Trustor and the Beneficiaries hereby instruct the Trustee that it shall not cancel nor return the Other Agreements to Champion unless and until all obligations and indebtedness secured hereby have been paid in full, and the Trustee receives written confirmation of such fact from the Collateral Agent (at the direction of the Beneficiaries).



	7.16 The Trustor hereby irrevocably appoints and designates Louis E. Rosen, Esq., located at Lord, Bissell & Brook, 115
South LaSalle Street, Suite 3500, Chicago, Illinois 60603, as the Trustor's true and lawful attorney-in-fact and duly authorized agent to accept any service of legal process or any notice which, notwithstanding the Trustor's waiver of notice contained in this Deed of Trust, the Beneficiaries or the Trustee desire or elect to provide to the Trustor, and agrees that service of process upon such attorney-in-fact shall constitute personal service of process upon the Trustor. The
Trustor shall direct such attorney-in-fact to forward any such notice or service of process to the Trustor at an address designated by the Trustor. The Trustor and the Beneficiaries irrevocably agree, and hereby consent and submit to the exclusive jurisdiction of the Superior Court of Fresno County, California, and the United States District Court for the Eastern
District of California, with regard to any litigation, actions or proceedings arising from, relating to or in connection with this Deed of Trust. The Trustor hereby waives any right it may have to transfer or change the venue of any litigation, actions or proceedings filed in the Superior Court of Fresno County, California, or the United States District Court for the Eastern
District of California, and further waives any objection to service of process upon such attorney-in-fact.



	7.17 THE TRUSTOR, THE BENEFICIARIES AND THE TRUSTEE EACH HEREBY ABSOLUTELY AND UNCONDITIONALLY WAIVE THEIR RESPECTIVE
RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY CLAIM, DEMAND,
ACTION OR CAUSE OF ACTION ARISING UNDER OR RELATED TO THIS DEED
OF TRUST, THE LIABILITIES, THE OBLIGATIONS OR THE OTHER
AGREEMENTS, OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT
EXECUTED AND DELIVERED IN CONNECTION THEREWITH OR RELATED
THERETO.

       IN WITNESS WHEREOF, this Deed of Trust has been duly executed and delivered as of the day and year first above written.



					CPR PROPERTIES, INC.,

					a California corporation



					By:     _______________________

					Its:    _______________________



					ATTEST:



					By:     _______________________

					Its:    _______________________



				      LA SALLE NATIONAL BANK, a national banking association, individually, as Agent and as Collateral Agent

					By:     _______________________

					Its:    _______________________



					NBD BANK



					By:     _______________________

					Its:    _______________________



					HARRIS TRUST AND SAVINGS

					BANK, an Illinois banking

					corporation



					By:     _______________________

					Its:    _______________________



					CHICAGO TITLE INSURANCE

					COMPANY



					By:     _______________________

					Its:    _______________________









STATE OF ____________   )

				) S.S.

COUNTY OF ___________   )



	I, ___________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _____________________ and _____________________, personally known to me to be the _____________ and _____________ of CPR
Properties, Inc. (the "Trustor"), whose names are subscribed to the foregoing Deed of Trust, Assignment of Rents and Security
Agreement - California, appeared before me this day in person, and acknowledged that they signed and delivered the said instrument as their free and voluntary act, and as the free and voluntary act of the Trustor, for the uses and purposes therein set forth.



	GIVEN under my hand and notarial seal this _____ day of July, 1995.





					______________________________

					Notary Public









STATE OF _____________  )

				) S.S.

COUNTY OF ___________   )



	I, ___________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _____________________, personally known to me to be the
_____________ of LaSalle National Bank (the "Bank"), whose name is subscribed to the foregoing Deed of Trust, Assignment of Rents and Security Agreement - California, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act of the Bank, the Agent and the Collateral Agent for the uses and purposes therein set forth.



	GIVEN under my hand and notarial seal this _____ day of July, 1995.







							Notary Public









STATE OF _____________  )

				) S.S.

COUNTY OF ___________   )



	I, ___________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _____________________, personally known to me to be the
_____________ of Harris Trust and Savings Bank (the "Bank"), whose name is subscribed to the foregoing Deed of Trust, Assignment of Rents and Security Agreement - California, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act of the Bank, for the uses and purposes therein set forth.



	GIVEN under my hand and notarial seal this _____ day of July, 1995.





							________________________

							Notary Public









STATE OF _____________  )

				) S.S.

COUNTY OF ___________   )



	I, ___________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _____________________, personally known to me to be the
_____________ of NBD Bank (the "Bank"), whose name is subscribed to the foregoing Deed of Trust, Assignment of Rents and Security Agreement - California, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act of the Bank, for the uses and purposes therein set forth.



	GIVEN under my hand and notarial seal this _____ day of July, 1995.





							________________________

							Notary Public









STATE OF _____________  )

				) S.S.

COUNTY OF ___________   )



	I, ___________________________, a Notary Public in and for the
County and State aforesaid, do hereby certify that _____________________, personally known to me to be the
_____________ of Chicago Title Insurance Company (the
"Company"), whose name is subscribed to the foregoing Deed of Trust, Assignment of Rents and Security Agreement - California, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act of the Company for the uses and purposes therein set forth.



	GIVEN under my hand and notarial seal this _____ day of July, 1995.





							________________________

							Notary Public









EXHIBIT "A" TO DEED OF TRUST

MORTGAGED PROPERTY LEGAL DESCRIPTION



That portion of the Northwest quarter of Section 24, Township 14
South, Range 20 East, Mount Diablo Base and Meridian, according to the Official Plat thereof, more particularly described as follows:



Beginning at a point 1348.80 feet South and 40.00 feet West of the North quarter corner of said Section 24; thence along the Northerly line of that certain 8.60 acre parcel of land described in the deed to Diversified Transportation Systems, Inc., recorded November 15, 1968, in Book 5636, Page 198 of Official Records, as Document No. 81522, South 8946'00" West a distance of 83.89 feet to an angle point therein; thence South 7806'46' West thereon a distance of 100.00 feet to an angle point therein; thence South 8946'00" West thereon a distance of 1116.49 feet to an Easterly line of that certain parcel of land described as Parcel 2 in the Deed to the Atchison, Topeka and Santa Fe Railway Company recorded August 11, 1971, in Book 5924, Page 993 of Official Records, as Document No. 64248; thence along last said Easterly line, North 0010'00" West a distance of
205.96 feet to the beginning of a tangent curve therein concave Southeasterly having a radius of 388.02 feet and an interior angle of 6457'00"; thence Northeasterly along said curve an arc distance of 439.86 feet to tangency with a Southeasterly line of said Santa Fe Parcel; thence North 6447'00" East thereon a distance of 79.52 feet to the beginning of a tangent curve therein concave Southerly having a radius of 388.02 feet and an interior angle of 2459'00"; thence Easterly, along said curve, an arc distance of 169.19 feet to a tangency with a Southerly line of said parcel; thence North 8946'00" East, along a line that is parallel with and distant Southerly 741.90 feet measured at right angles from the Northerly line of said Northwest quarter of Section 24, a distance of 262.69 feet; thence South 0010'00" East, parallel with and 616.00 feet West of the East line of said Northwest quarter of Section 24, a distance of
552.11 feet; thence North 8946'00" East a distance of 386.45 feet; thence North 7806'46" East a distance of 100.00 feet; thence North 8946'00" East a distance of 91.63 feet to a point
40.00 feet West of the East line of said Northwest quarter of
Section 24; thence South 0010'00" East, parallel with and 40.00 feet West of said East line of the Northwest quarter of Section 24, a distance of 75.00 feet to the point of beginning.



EXCEPTING therefrom all oil, gas and other hydrocarbon substances, as well as metallic or other solid materials, within and under said land as excepted and reserved in the deeds recorded in Book 2200 Page 433, Book 5235, Page 549 and in Book
5964, Page 932, all of Official Records.



Common Address: 2696 South Maple Street

			Fresno, California 93725







EXHIBIT "B" TO MORTGAGE

SUMMARY OF ENVIRONMENTAL ISSUES







EXHIBIT "C" TO MORTGAGE

PERMITTED ENCUMBRANCES



The following encumbrances listed on Schedule B of Chicago Title
Company commitment for ALTA form B policy (commitment number
456399):



       Numbers: 1 - 18 and encumbrances due to unrecorded easements.